Exhibit 99.2
LA JOLLA PHARMACEUTICAL COMPANY
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”) is made as of April 10, 2012 (the “Effective Date”) by and between La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), and George Tidmarsh (“Recipient”).
RECITALS
     WHEREAS, on April 10, 2012, the Board of Directors approved the terms of the award conveyed by this Agreement; and
     WHEREAS, Recipient and the Company are now entering into this Agreement, pursuant to which the Shares will be issued outside of the Company’s 2010 Equity Incentive Plan (the “Plan”), but subject in all respects as if issued under the Plan, which will establish the terms and conditions of Recipient’s equity participation in the Company under this Agreement.
     In consideration of the foregoing, the parties hereby agree as follows:
     1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Grant Date (as defined below) the Company will issue to Recipient 1,180,442 shares of the Company’s Common Stock (the “Grant Shares”), subject to forfeiture in the event that the vesting conditions herein are not satisfied. In accordance with Section 8(b) of this Agreement, the Grant Shares shall be issued subject to the terms and conditions of the Plan. For purposes of this Agreement, the term “Shares” refers to the Grant Shares and all securities received in replacement of the Grant Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Recipient is entitled by reason of Recipient’s ownership of the Shares (including the Grant Shares).
     2. Grant. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Recipient shall agree (the “Grant Date”). As promptly as practicable after the Grant Date, the Company will instruct the Company’s transfer agent to issue, pursuant to Section 4 of this Agreement, the Shares to be acquired by Recipient (which shall be issued in book entry form in Recipient’s name).
     3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Recipient shall not assign, encumber or dispose of any interest in any portion of the Shares that are subject to the Reacquisition Right (defined below). After any portion of the Shares has been released from the Reacquisition Right, Recipient shall not assign, encumber or dispose of any interest in such portion except in compliance with the provisions below and applicable securities laws.
          (a) Reacquisition Right.
               (i) Subject to the vesting schedule set forth in Section 3(a)(iii), the Shares shall, upon Recipient’s termination of Service (as defined in the Plan), be subject to a reacquisition right in favor of the Company (the “Reacquisition Right”). There shall be no consideration required to be paid for the redemption of shares pursuant to the Reacquisition Right; however, the Recipient shall be required to return to the Company any cash dividends paid or payable with respect to the Shares underlying the Reacquisition Right and for which the record date precedes the redemption.
               (ii) Unless Recipient is otherwise notified by the Company prior to the termination of Service that the Company does not intend to exercise its Reacquisition Right as to some or all of the Shares, the execution of this Agreement by the parties constitutes written notice to Recipient of the Company’s intention to exercise its Reacquisition Right with respect to all Shares to which such Reacquisition Right applies. As a result of any reacquisition of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being redeemed and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being redeemed by the Company, without further action by Recipient.
               (iii) All of the Shares shall initially be subject to the Reacquisition Right. Provided that Recipient remains continuously employed by the Company (or continues to provide services to the Company as a consultant), the Shares shall be released from the Reacquisition Right on January 20, 2013 so long as holders of the Company’s Series C-12 Convertible Preferred Stock have not redeemed any or all of their shares on or before such date.
          (b) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including insofar as applicable the Company’s Reacquisition Right. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
          (c) Termination of Rights. If the Company does not elect to exercise its Reacquisition Right, the Shares not redeemed shall be issued, on request, to Recipient without the legend referred to in Section 5(a) below.
     4. Escrow of Unvested Shares. For the purpose of facilitating the enforcement of the provisions of Section 3 above, Recipient agrees, immediately upon issuance of the Shares subject to the Reacquisition Right, to permit the Company to instruct its transfer agent to hold such Shares in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Recipient hereby acknowledges that the Company’s transfer agent is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Recipient agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Recipient agrees that if the Company’s transfer agent resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.
     5. Transfer Restrictions.
          (a) Legends. The Shares shall bear the following legend regarding the Reacquisition Right:
THESE SHARES ARE SUBJECT TO THE REACQUISITION RIGHT OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Stop-Transfer Notices. Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Recipient’s employment or consulting relationship, for any reason, with or without cause.
     7. Section 83(b) Election. Recipient understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares, if any, and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Reacquisition Right set forth in Section 3(a) of this Agreement. Recipient understands that Recipient may elect to be taxed at the time the Shares are initially issued, rather than when and as the Reacquisition Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of acquisition. Recipient understands that failure to file such an election in a timely manner may result in adverse tax consequences for

Recipient. Recipient further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Recipient acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to acquisition of the Shares hereunder, and does not purport to be complete. Recipient further acknowledges that the Company has directed Recipient to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Recipient may reside, the tax consequences of Recipient’s death and the decision as to whether or not to file an 83(b) Election in connection with the acquisition of the Shares.
     Recipient agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B. Recipient further agrees that Recipient will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit C, if Recipient has indicated in the Acknowledgment his decision to make such an election.
     8. Miscellaneous.
          (a) Withholding. Recipient agrees and acknowledges that Shares will not be released from escrow and will in fact be forfeited back to the Company at no cost to the Company in the event Recipient fails to make arrangements suitable to the Company in its sole discretion so that the Company may satisfy its withholding obligation, if any, under this Agreement; methods of withholding may include payment in cash or check, withholding of wages, delivery if previously owned shares or reduction in the number of Shares which may be released from escrow under this Agreement.
          (b) Plan Terms. This Agreement is subject in all respects to the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. In the event of any conflict between this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Recipient acknowledges that, prior to execution of this Agreement, he/she has been provided with a copy of the Plan.
          (c) Entire Agreement; Amendments and Waivers. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
[Signature Page Follows]

      The parties have executed this Agreement as of the date first set forth above.

COMPANY:

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ Saiid Zarrabian

Name: Saiid Zarrabian
Title: Director of the Board

     RECIPIENT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. RECIPIENT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH RECIPIENT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE RECIPIENT’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

RECIPIENT:

George F. Tidmarsh
/s/ George F. Tidmarsh

(Signature)

Address:

     I,                                                             , spouse of [NAME], have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to acquire the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of [NAME]

EXHIBIT A
ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

     The undersigned has entered a Restricted Stock Agreement with La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), pursuant to which the undersigned is acquiring 1,180,442 shares of common stock of the Company (the “Shares”). In connection with the acquisition of the Shares, the undersigned hereby represents as follows:
     1. The undersigned has carefully reviewed the Restricted Stock Agreement pursuant to which the undersigned is purchasing the Shares.
     2. The undersigned either [check and complete as applicable]:

(a)
            has consulted, and has been fully advised by, the undersigned’s own tax advisor,                                         , whose business address is                                         , regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided [check as applicable]:

(a)
            to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”; or

(b)	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s acquisition of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:
[NAME]

Date:
Spouse of [NAME]

EXHIBIT B
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE: ___________________

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

shares of the Common Stock, of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Reacquisition Right at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship or failure of vesting criteria.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property: $

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Date:
Taxpayer

Date:
Spouse of Taxpayer